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                                                                 Exhibit 10.49



               AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


         THIS AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (this "Amendment") is made as of July 31, 1997, by and among KusKat Investments, L.L.C., an Arizona limited liability company ("KusKat"), OcuSite-ASC, Inc., an Arizona corporation ("OcuSite"), Jeffrey I. Katz, M.D. and Barry Kusman, M.D. (such individuals are hereinafter together referred to as the "Physicians"; Kuskat, OcuSite and the Physicians are hereinafter collectively referred to as the "Sellers"), Vital Sight, P.C., an Arizona professional corporation ("Vital Sight"), Vision Twenty-One, Inc., a Florida corporation (hereinafter referred to as "Vision 21"), Vision 21 of Southern Arizona, Inc., a Florida corporation (the "Subsidiary"), and Darrell C. Smith, Esquire, as escrow agent (the "Escrow Agent").

                                    RECITALS

         A. KusKat owns and leases from third parties certain equipment and owns real estate located at 5632 East 5th Street, Tucson, Arizona, 85711 (the "Center") which is currently used by Medivision, Inc. ("Medivision") in the operation of Medivision's ambulatory surgical center business.

         B. OcuSite is a party to certain contracts relating to the ambulatory surgical center business currently conducted by Medivision at the Center.

         C. The Physicians are licensed to practice medicine in the State of Arizona and currently conduct an ophthalmology practice through Vital Sight.

         D. The Physicians own a majority of the equity interests of Kuskat and all of the shares of common stock of OcuSite and Vital Sight.

         E. Vision 21 provides management services to medical and optometric practices, ambulatory surgical centers and retail optical centers throughout the United States, and through its wholly-owned subsidiary corporation, the Subsidiary, provides management services to Vital Sight.

         F. The Physicians, Vision 21 and the Subsidiary entered into that certain Agreement and Plan of Reorganization dated December 1, 1996 (the "Merger Agreement"), wherein it was contemplated that the Physicians would cause Medivision to terminate its ambulatory surgical center business at the Center and the Physicians would begin an ambulatory surgical center business at the Center (the "ASC Business") which would be managed by the Subsidiary.

         G. The parties hereto desire to amend the Merger Agreement in order to commit to the formation of the ASC Business to be operated by Vital Sight at the Center, to set forth the specific terms concerning such formation, and to provide for the transfer of certain of the assets to be utilized by such ASC Business, all as more fully set forth below.





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         H.      The parties hereto desire that the formation of the ASC
Business and the transfer of the assets to be utilized by such ASC Business shall be effective upon the satisfaction of the terms and conditions set forth in this Amendment and the release of all documents, instruments, consideration and agreements from the escrow arrangement created pursuant to this Amendment.

         NOW, THEREFORE, for and in consideration of ten dollars ($10.00) paid by Vision 21 to each of the Sellers, the mutual promises contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Sale of Equipment. At the Closing (as defined in Section 7.1 hereof) and effective as of the Effective Date (as defined in Section 7.2 hereof), KusKat shall grant, sell, convey, assign, transfer and deliver to the Subsidiary, upon and subject to the terms and conditions of this Amendment, all right, title and interest of KusKat in and to all of the equipment (the "Equipment") to be utilized by the ASC Business, as such equipment is more specifically identified on Schedule 1 attached hereto and made a part hereof.

         2. Acquisition of Inventory and Supplies. At or before the Effective Date, Vital Sight shall have acquired from Medivision all of the inventory and supplies necessary for the conduct of the ASC Business, and shall (effective as of the Effective Date) grant, sell, convey, assign, transfer and deliver all of Vital Sight's right, title and interest in and to such inventory and supplies to the Subsidiary; provided, however, that Vital Sight shall retain ownership of and shall not transfer to the Subsidiary any of the inventory or supplies described on Schedule 2 attached hereto and made a part hereof (the inventory to be transferred to the Subsidiary pursuant to this Amendment is hereinafter referred to as the "Inventory," and the supplies to be transferred to the Subsidiary pursuant to this Amendment are hereinafter referred to as the "Supplies").

         3. Lease of Center. At the Closing, KusKat and the Subsidiary shall enter into a lease of the Center effective as of the Effective Date (the "Lease") in a form agreed to by the parties hereto.

         4. Termination of Arrangements with Medivision. At or before the Effective Date, KusKat and OcuSite shall have terminated all executory contractual arrangements with Medivision.

         5. Ambulatory Surgical Center License. At or before the Effective Date, Vital Sight shall have obtained (i) a license to operate an ambulatory surgical center at the Center from the State of Arizona (the "License"), and (ii) medicare certification for the ASC Business at the Center (the "Medicare Certification"). The Physicians shall use their best efforts to obtain such License and Medicare Certification as promptly as possible.

         6. Assumption of Certain Liabilities and Contracts. Except for any liabilities accruing after the Effective Date under the contracts, agreements and leases listed on Schedule 6 attached hereto and made a part hereof which the Subsidiary agrees to assume, neither the Subsidiary nor





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Vision 21 shall assume any responsibility or liability of any kind for any of the debts, obligations, liabilities, expenses, taxes, contracts or commitments of Sellers, whether accrued or unaccrued, absolute or contingent, mature or unmature or otherwise. From and after the Effective Date, the Subsidiary agrees to assume responsibility for the performance of the leases and other contracts and agreements which are listed in Schedule 6 required to be performed after the Effective Date; provided, however, that neither Vision 21 nor the Subsidiary shall have responsibility to perform any such activities to the extent not disclosed in Schedule 6.

         7.      Closing; Effective Date; Deliveries; Escrow.

                 7.1. Closing. The closing of the transactions contemplated in this Amendment (the "Closing") shall be July 31, 1997, at the offices of Vision 21's counsel, Shumaker, Loop & Kendrick, LLP, Suite 2800, Barnett Plaza, 101 E. Kennedy Boulevard, Tampa, Florida 33602, or at such other time and place as mutually agreed to by the parties. Unless otherwise agreed to by all of the parties hereto in writing executed after the date first above written, all obligations on the part of Vision 21 and the Subsidiary to consummate the transactions contemplated in this Amendment will terminate, and Vision 21 and the Subsidiary shall have no further obligations under this Amendment or the Merger Agreement to consummate the transactions relating to the formation of the ASC Business if the Effective Date does not occur on or before June 31, 1998. Notwithstanding the foregoing, the parties hereto anticipate that the Effective Date will occur on or before September 30, 1997, and shall use their best efforts to satisfy all conditions to be met by them for release of materials from escrow as promptly as practicable.

                 7.2. Effective Date. The effective date (the "Effective Date") of the consummation of the transactions contemplated in this Amendment shall be the date of the release of all documents, instruments, consideration and agreements from escrow pursuant to Section 7.5 of this Amendment.

                 7.3. Closing Deliveries. At the Closing and subject to the terms and conditions herein contained:

                          a. KusKat shall deliver to the Escrow Agent the following:

                                  (i)      Such bills of sale with warranties
                          as to title, assignments, endorsements and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Vision 21 and its counsel, as shall be necessary and effective to transfer and assign to and vest in the Subsidiary all of KusKat's right, title and interest in and to the Equipment, including without limitation, (A) good and valid title in and to all of the Equipment owned by KusKat, (B) good and valid leasehold interests in and to all of the Equipment leased by KusKat as lessee, and (C) all of KusKat's rights under all service agreements, contracts, warranties, commitments, instruments and other documents directly relating





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                          to the Equipment to which Kuskat is a party or by
                          which it has rights on the Effective Date;

                                  (ii)     A duly executed Lease of the Center
                          between KusKat and the Subsidiary; and

                                  (iii)    Such other certificates and
                          documents as Vision 21 or its counsel may reasonably request.

                          b. Vital Sight shall deliver to the Escrow Agent the following:

                                  (i)     A copy of resolutions of the Board
                          of Directors of Vital Sight authorizing the execution, delivery and performance of this Amendment, all related documents and agreements and the consummation of the transactions contemplated in this Amendment, certified by the Secretary of Vital Sight as being true and correct copies of the originals thereof subject to no modifications or amendments; and

                                  (ii)    Such other certificates and
                          documents as Vision 21 or its counsel may reasonably request.

                          c. OcuSite shall deliver to the Escrow Agent the following:

                                  (i)      A copy of resolutions of the Board
                          of Directors of OcuSite authorizing the execution, delivery and performance of this Amendment, all related documents and agreements and the consummation of the transactions contemplated in this Amendment, certified by the Secretary of OcuSite as being true and correct copies of the originals thereof subject to no modifications or amendments; and

                                  (ii)     Such other certificates and
                          documents as Vision 21 or its counsel may reasonably request.

                          d. The Physicians shall deliver to the Escrow Agent the following:

                                  (i)      Such certificates and documents as
                          Vision 21 or its counsel may reasonably request.





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                          e.      Vision 21 and the Subsidiary shall deliver
         to the Escrow Agent the following:

                                  (i)      The executed Lease of the Center
                          between KusKat and the Subsidiary;

                                  (ii)     A copy of resolutions of the Boards
                          of Directors of Vision 21 and the Subsidiary authorizing the execution, delivery and performance of this Amendment, all related documents and agreements and the consummation of the transactions contemplated in this Amendment, certified by the Secretaries of Vision 21 and the Subsidiary as being true and correct copies of the originals thereof subject to no modifications or amendments; and

                                  (iii)    Such other certificates and
                          documents as the Sellers or their counsel may reasonably request.

                 7.4. Escrow of Closing Materials. All documents, instruments and consideration (the "Escrowed Materials") delivered by the Sellers, Vital Sight, Vision 21 and the Subsidiary to the Escrow Agent pursuant to this Amendment at the Closing and up to the Effective Date shall be held in escrow by the Escrow Agent, counsel for Vision 21 and the Subsidiary, until the following documents, instruments and consideration have been delivered:

                 a. KusKat shall provide to the Escrow Agent (i) original instruments of consent or waiver duly executed by third parties with respect to any Equipment leases and related contracts, agreements or other rights or obligations being transferred to the Subsidiary hereunder and requiring a consent or waiver therefore; and (ii) duly executed UCC-3 termination statements evidencing the release of any and all liens upon any of the Equipment held by any person or entity;

                 b. Vital Sight shall provide to the Escrow Agent (i) a copy of the License; (ii) evidence of its receipt of Medicare Certification in a form satisfactory to Vision 21 and its counsel;
         (iii) copies of executed transaction documents containing terms satisfactory to Vision 21 and its counsel relating to Vital Sight's acquisition of ambulatory surgical center inventory and supplies from Medivision; and (iv) such bills of sale with warranties as to title, assignments, endorsements and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Vision 21 and its counsel, as shall be necessary and effective to transfer and assign to and vest in the Subsidiary all of Vital Sight's right, title and interest in and to the Inventory and the Supplies, including without limitation, (A) good and valid title in and to all of the Inventory and Supplies acquired from Medivision, and (B) all of Vital Sight's rights under all service agreements, contracts, warranties, commitments, instruments and other documents directly relating to the Inventory or Supplies to which Vital Sight is a party or by which it has rights on the Effective Date;





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                 c.       OcuSite shall provide to the Escrow Agent copies of
         executed agreements terminating all executory contractual relationships between Medivision and any of OcuSite, Vital Sight, KusKat and Eye Institute of Southern Arizona, P.C., which agreements are to contain terms satisfactory to Vision 21 and its counsel;

                 d. The Physicians shall provide to the Escrow Agent a certificate dated the Effective Date: (i) as to the truth and correctness of the representations and warranties of KusKat, OcuSite, Vital Sight and the Physicians contained in this Amendment; (ii) as to the performance of and compliance in all material respects by KusKat, OcuSite, Vital Sight and the Physicians with all covenants contained herein on and as of the Effective Date; and (iii) certifying that all conditions precedent of KusKat, OcuSite, Vital Sight and the Physicians to the release of documents from escrow have been satisfied; and

                 e. Vision 21 and the Subsidiary shall provide to the Escrow Agent (i) an assumption of leases by the Subsidiary with respect to any of the Equipment leased from third parties; and (ii) the shares of Vision 21 common stock to be delivered pursuant to
         Section 8 of this Amendment.

                 7.5 Release of Documents from Escrow. Upon satisfaction of the conditions set forth above in Section 7.4 of this Amendment, each of the parties shall notify the Escrow Agent in writing and, upon receipt of all such notices, the Escrow Agent shall immediately release the Escrowed Materials to the appropriate parties. If any of the conditions in Section 7.4 hereof are not satisfied or waived by the parties, and each of Vision 21 and Vital Sight informs Escrow Agent in writing that such conditions have not been satisfied, such parties may together direct the Escrow Agent in writing to immediately return any consideration by Vision 21 held by it to Vision 21 and destroy all of the other Escrowed Materials held by it, and the Escrow Agent shall take such action.

         8. Purchase Price. Vision 21 shall pay to Sellers for the satisfaction of the conditions and consummation of the transactions described in this Amendment the number of shares of Vision 21 common stock set forth on
Schedule 8 attached hereto and made a part hereof based upon the month in which the Effective Date occurs.

         9. Allocation of Purchase Price. The Purchase Price shall be allocated among the assets transferred to the Subsidiary as set forth on
Schedule 9 attached hereto and made a part hereof. Each of Sellers, Vital Sight, Vision 21 and the Subsidiary hereby covenants and agrees that he or it will not take a position that is in any way inconsistent with the terms of this
Section 9 on any income tax return, before any governmental agency charged with the collection of any income tax or in any judicial proceeding.

         10. Warranties and Representations of Sellers and Vital Sight. Sellers and Vital Sight jointly and severally hereby warrant, represent, and agree to and with Vision 21 and the Subsidiary as follows:





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                 a.       Legal Power and Enforceable Obligations.  KusKat is a
         limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona. Each of OcuSite and Vital Sight is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. KusKat has the power, authority and legal right to own, lease and operate the Equipment and the Center and the power, authority and legal right to execute, deliver and perform this Amendment. Each of the Sellers and Vital Sight has the power, authority and legal right to execute, deliver and perform this Amendment. This Amendment and all the other documents and instruments required to be delivered by each of the Sellers and Vital Sight in accordance with the provisions hereof have been, or upon their execution and delivery will have been, duly executed and delivered on behalf of the Sellers and Vital Sight and constitute, or will constitute, legal, valid and binding obligations of the Sellers and Vital Sight, enforceable against the Sellers and Vital Sight in accordance with their respective terms.

                 b. Validity of Contemplated Transactions. The execution, delivery and performance of this Amendment by Sellers and Vital Sight do not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under (i) any existing law, ordinance, or governmental rule or regulation to which any of the Sellers or Vital Sight are subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to any of the Sellers or Vital Sight, (iii) the Articles of Incorporation or By-Laws of OcuSite or Vital Sight, (iv) the Articles of Organization or Operating Agreement of KusKat, or (v) any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which any of the Sellers or Vital Sight are parties, by which any of the Sellers or Vital Sight may have rights or by which any of the Equipment may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of any of the Sellers or Vital Sight thereunder. No authorization, approval or consent of, and no filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Amendment by any of the Sellers or Vital Sight or the sale to the Subsidiary of the Equipment, the Inventory or the Supplies.

                 c. No Third Party Options. There are no existing agreements with, options or commitments to or rights of any person to, acquire any of the Equipment, Inventory or Supplies or any interest therein.

                 d. Condition of Equipment, Inventory and Supplies. All of the Equipment is in good operating condition and repair, subject to normal wear and maintenance, is usable in the regular and ordinary course of business and conforms to all applicable laws, ordinances, codes, rules and regulations relating to such Equipment's construction, use and operation. All items of Inventory are merchantable and are appropriate to be held for sale in the ordinary course of an ambulatory surgical center line of business as first quality goods and none of such items is obsolete or below standard quality. All items of Supplies





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         are appropriate to be utilized in the ordinary course of an ambulatory surgical center line of business as first quality supplies and none of such items are obsolete or below standard quality.

                 e. Title to Equipment, Inventory and Supplies; Required Approvals. KusKat has and shall transfer to the Subsidiary at the Closing effective as of the Effective Date good, valid and marketable title to all of the Equipment being sold and transferred hereunder, free and clear of all liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever. Vital Sight shall have and shall transfer to the Subsidiary as of the Effective Date good, valid and marketable title to all of the Inventory and Supplies being sold and transferred hereunder, free and clear of all liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of any nature whatsoever. No consent, approval, waiver or authorization is required to be obtained by any of the Sellers from any third party with respect to any contract, agreements, leases or other rights or obligations of Sellers other than the leases of Equipment and those the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect upon the conduct of the ASC Business. The Sellers shall use their best efforts to obtain all such consents, approvals, waivers and authorizations.

                 f. No Adverse Changes. Between December 1, 1996 and the Effective Date, the Sellers have not and will not (i) transfer, sell, or otherwise dispose of any of the Equipment material to the operation of the ASC Business, save and except such items as shall have become no longer useful, obsolete, or worn out, or rendered of no further use and, if theretofore useful in the conduct of Medivision's ambulatory surgical center business and operations at the Center, as may have been replaced with other items of substantially the same value and utility as the items transferred, sold, exchanged, or otherwise disposed of; (ii) create, participate in, or agree to the creation of, any liens or encumbrances on such Equipment; or (iii) create, participate in or agree to the creation of, any lien or encumbrances on any of the Inventory or Supplies.

                 g. Litigation. There is no litigation pending against any of the Sellers or Vital Sight with respect to this Amendment or any of the transactions contemplated in this Amendment, and none of the Sellers or Vital Sight are aware of any threatened litigation.

         11. Continuing Warranties. The warranties, representations, and agreements set forth herein shall be continuous and shall survive the Closing, the Effective Date and the consummation of the transactions contemplated in this Amendment.

         12. Indemnity. Without in any way limiting or diminishing the warranties, representations, or agreements herein contained or the rights or remedies available to Vision 21 and the Subsidiary for the breach thereof, Sellers hereby jointly and severally agree to indemnify, defend and hold Vision 21 and the Subsidiary harmless from and against all loss, liability, damage, or expense arising out of any claims, demands, costs, assessments, penalties, fines, taxes,





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or other loss resulting directly or indirectly from the assertion against
Vision 21 or the Subsidiary of claims by any governmental entity, any corporation, partnership, or any person or persons arising before the Effective Date and not fully disclosed herein or not expressly excepted by the provisions hereof.

         13. Business Management Agreement. On and after the Effective Date, all revenues and expenses of the ASC Business conducted at the Center shall be subject to the terms and conditions of that certain Business Management Agreement dated December 1, 1996, between Vital Sight and the Subsidiary (the "Business Management Agreement"), all decision-making concerning the ASC Business at the Center shall be conducted in accordance with the Business Management Agreement, and upon termination of the Business Management Agreement, the ASC Business shall be subject to the buy-back terms set forth in the Business Management Agreement.

         14. Binding Agreement. The provisions of this amendment shall inure to the benefit of and bind the successors and assigns of Vision 21, the Subsidiary, Vital Sight, OcuSite and KusKat, and the executors, administrators, heirs, successors and assigns of the Physicians.

         15. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be sent by first-class mail postage prepaid, deposited in the United States mail, and if intended for Vital Sight or any of the Sellers shall be addressed to Vital Sight, P.C., 5632 East 5th Street, Tucson, Arizona 85711; if intended for Vision 21 or the Subsidiary shall be addressed to Vision Twenty-One, Inc., 7209 Bryan Dairy Road, Largo, Florida 34647; and if intended for the Escrow Agent shall be addressed to Darrell C. Smith, Esquire, Shumaker, Loop & Kendrick, LLP, 101 E. Kennedy Blvd., Suite 2800, Tampa, Florida 33602. Any party may by written notice to the other parties change the address for notices to be sent to it.

         16. Escrow Agent. The following provisions shall govern the duties and responsibilities and define the liabilities of the Escrow Agent hereunder:

                 a. Duties. It is agreed that the duties of the Escrow Agent are only such as herein specifically provided, being purely ministerial in nature, and that the Escrow Agent shall incur no liability whatsoever except for willful misconduct. The Sellers, Vital Sight, Vision 21 and the Subsidiary release Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of the Escrow Agent's duties hereunder.

                 b. Responsibilities. Escrow Agent shall be under no responsibility with respect to the Escrowed Materials to be held by him pursuant to this Amendment other than to faithfully follow the instructions herein contained. Escrow Agent may consult with counsel and shall be fully protected in any actions taken in good faith, in accordance with such advice. Escrow Agent shall not be required to defend any legal proceedings which may be instituted against the Escrow Agent in respect to the subject matter of these instructions unless requested to do so by the Sellers, Vital Sight, Vision 21 and the Subsidiary and indemnified to the satisfaction of the Escrow Agent against the cost and expense of such defense. Escrow Agent shall not be required to institute legal proceedings of any kind. Escrow Agent shall have no





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responsibility for the genuineness or validity of any documents or other items deposited with the Escrow Agent, and shall be fully protected in acting in accordance with any written instructions given to the Escrow Agent hereunder and believed by the Escrow Agent to have been signed by the proper parties.

                 c. Sole Liability. Escrow Agent assumes no liability under this Amendment except that of a stakeholder. If there is any dispute as to whether the Escrow Agent is obligated to disburse the Escrowed Materials, or as to whom the Escrowed Materials are to be delivered, the Escrow Agent will not be obligated to make any delivery of said Escrowed Materials, but in such event may hold said Escrowed Materials, until receipt by the Escrow Agent of any authorization in writing signed by all of the persons having an interest in such dispute, directing the disposition of the Escrowed Materials, or in the absence of such authorization, the Escrow Agent may hold the Escrowed Materials until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun and diligently continued, the Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Escrowed Materials in any Circuit Court in the State of Florida. In making delivery of the Escrowed Materials in the manner provided for in this Amendment, the Escrow Agent shall have no further liability in the matter, and the Sellers, Vital Sight, Vision 21 and the Subsidiary shall be jointly and severally liable for all of the Escrow Agent's costs and fees, to include, without limitation, attorney's fees related to the performance of the Escrow Agent's duties hereunder.

                 d. No Conflict. The Sellers and Vital Sight acknowledge that the Escrow Agent is a member of the law firm of Shumaker, Loop & Kendrick, LLP ("SLK"), which acts as Vision 21's and the Subsidiary's legal counsel. The Sellers, Vital Sight, Vision 21 and the Subsidiary stipulate and agree that, in the event a dispute arises between the parties concerning this Amendment, SLK may continue to represent Vision 21 and the Subsidiary and the Sellers, Vital Sight shall not request the disqualification of SLK as counsel for Vision 21 and the Subsidiary, because Escrow Agent is also acting as the Escrow Agent hereunder.

         17. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO SUCH STATE'S RULES CONCERNING CONFLICTS OF LAWS. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AMENDMENT IS WAIVED.

         18. Arbitration. Any dispute or disagreement arising between the parties hereto in connection with this Amendment, which is not settled to the mutual satisfaction of the parties within thirty (30) days (or such longer period as may be mutually agreed upon) from the date that either party informs the other in writing that such dispute or disagreement exists, shall be submitted to arbitration in Tampa, Florida to a member of the American Arbitration Association ("AAA") to be mutually appointed by the parties (or, in the event the parties cannot agree on a single such member, to a panel of three
(3) members selected in accordance with the rules of the AAA). The dispute or disagreement shall be settled in accordance with the Commercial





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Arbitration Rules of the AAA and the decision of the arbitrator(s) shall be final and binding upon the parties and judgment may be obtained thereon in a court of competent jurisdiction. The prevailing party shall be entitled to recover from the other party the fees and expenses of the arbitrator(s) as well as reasonable attorneys' fees, costs and expenses incurred by the prevailing party.

         19. Merger Agreement Unmodified. Except as expressly set forth in this Amendment to the contrary, all of the terms and conditions set forth in the Merger Agreement shall remain in full force and effect.

         20. Counterparts, Facsimile Signatures. This Amendment may be executed in one or more counterparts each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Transmission by facsimile of an executed counterpart signature page hereof by a party hereto shall constitute due execution and delivery of this Amendment by such party.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.

                                    "KUSKAT"

                                    KUSKAT INVESTMENTS, L.L.C.


                                    By:      /s/ Jeffrey I. Katz
                                       ---------------------------------------
                                       Jeffrey I. Katz, M.D., Manager


                                    "OCUSITE"

                                    OCUSITE-ASC, INC.


                                    By:      /s/ Jeffrey I. Katz
                                       ----------------------------------------
                                       Jeffrey I. Katz, M.D., President


                                    "PHYSICIANS"


                                           /s/ Jeffrey I. Katz
                                    -------------------------------------------
                                    Jeffrey I. Katz, M.D.

                                               /s/ Barry Kusman
                                    -------------------------------------------
                                    Barry Kusman, M.D.


                                    "VITAL SIGHT"

                                    VITAL SIGHT, P.C.


                                    By:      /s/ Jeffrey I. Katz
                                       ---------------------------------------
                                        Jeffrey I. Katz, M.D., President


                                    "VISION 21"

                                    VISION TWENTY-ONE, INC.


                                    By:      /s/ Theodore N. Gillette
                                       ---------------------------------------
                                           Theodore N. Gillette, President


                                    "SUBSIDIARY"

                                    VISION 21 OF SOUTHERN ARIZONA, INC.


                                    By:      /s/ Theodore N. Gillette
                                       ---------------------------------------
                                         Theodore N. Gillette, President


                                    "ESCROW AGENT"


                                               /s/ Darrell C. Smith
                                    -------------------------------------------
                                    Darrell C. Smith

                                   SCHEDULE 1

                 to Amendment to Agreement and Plan of Reorganization among KusKat Investments, L.L.C., OcuSite-ASC, Inc., Jeffrey I. Katz, M.D., Barry Kusman, M.D., Vital Sight, P.C., Vision Twenty-One, Inc., and Vision 21 of Southern Arizona, Inc.

                  Equipment                                                             Quantity
                  ---------                                                             --------
                  Piping and installation
                  Outlets, oxygen/nitrous oxide                                            2
                  Outlets, vacuum/vacuum                                                   2
                  Outlets, vacuum/oxygen                                                   4
                  Guardian monitor                                                         1
                  Guardian monitor                                                         2
                  Surgical vacuum wall station                                             6
                  Oxygen regulator                                                         3
                  Nitrous oxide regulator                                                  2
                  Storage room hose-oxygen                                                 3
                  Storage room hose-nitrous oxide                                          2
                  Cylinder restraints                                                      3
                  Manifold 2 x 4                                                           1
                  Vacuum pump                                                              2
                  Scavanger 3011-H                                                         2
                  IBM Correcting Selectric III - in Operating Room                         1
                  Oblong tray                                                              6
                  Castroviego Forceps 0.12 mm                                              1
                  Beaver Chuck Handle                                                      2
                  Jaffe-Bechert Rotator                                                    1
                  Jaffe-Bechert Rotator                                                    1
                  Hartman Mosquito Forcep                                                  3
                  Black Instrument Case                                                    2
                  Barraguer Wire Speculum                                                  5
                  Castroviejo Blade Breaker                                                5
                  Clayman-Jaffe Lens Hook, Ang                                             1
                  Hirschman Iris Hook                                                      1
                  Kuglen Lens Manip. Str. Round                                            1
                  Blaydes Lens Holding Forceps                                             1
                  Healon Aspiration Can 22 GA                                              2
                  Kelman Cystotome 22 GA Blunt                                             2
                  Bishop-Harmon IRR Cannula                                                2
                  Sheets Irrigating Vectis                                                 1



                  Tip Guards Assortment Pk 100                                             1
                  Barranquer Wire Speculum LG                                              1
                  Knolle-Pearce Irr Vectis                                                 1
                  Wetfield Coagulator                                                      2
                  Beam Splitter                                                            1
                  Stereo Observation Tube                                                  1
                  Foot Panel Hanger                                                        1
                  S-UV-430 Filter                                                          1
                  Sterilizable Sleeves                                                     8
                  Sterilizable Caps                                                        6
                  Caps for Knobs                                                          12
                  Caps for Knobs                                                           4
                  60-F/C                                                                   1
                  72" F/O Bundle                                                           1
                  Objective                                                                1
                  Eyepiece                                                                 2
                  Dual III Carrier                                                         1
                  Ret. Rings                                                               1
                  Ext. III                                                                 1
                  Bulbs                                                                    2
                  Objective                                                                1
                  X-Y Coupling                                                             1
                  Stereo Ob. Tube                                                          1
                  Inc. Bin. Tube                                                           2
                  Eyepiece                                                                 2
                  Rubber Caps                                                              6
                  Mercury Reducer                                                          1
                  Panasonic Radio                                                          1
                  Tape, Sony                                                               2
                  Electric Dryer                                                           1
                  Pigtail                                                                  1
                  Vent Hose                                                                1
                  Automatic Washer                                                         1
                  Tool Box                                                                 1
                  Tool Cabinet                                                             4
                  Head & Neck Assembly for TE-410-Z fill light                             1
                  Ultrasonic Cleaning Tank with Generator Model                            1
                  Footrest                                                                 2
                  Surg Chair-Round                                                         2
                  Can Zonule Irrigation Troutman                                           1



                  SCS Stitch Westcott Wide Hol                                             2
                  NH Castroviejo curved w/ lock                                            1
                  Spoon Lens Knapp                                                         1
                  Quiet lockers, double tier                                               4
                  Design lockers, single tier                                              8
                  980 Chair                                                                1
                  7780 IC Stand                                                            1
                  Zeiss slit lamp unit model                                               1
                  Unit tray and pin                                                        1
                  DaLaur Lornette                                                          1
                  Stretcher-Full Taper                                                     4
                  Stools O.R.                                                              2
                  Ophthalmic CryoMachine                                                   1
                  Systems Industries                                                       1
                  Small Refrigerator                                                       2
                  Site Unit                                                                1
                  Model 9000 CAM Lock with accessory                                       2
                  Site Vitrectomy I&A Phacoemulsification Unit                             1
                  Linear Control Suction Footswitch                                        1
                  Sterilization Tray                                                       1
                  Amsco Extension Bank. DS00-1000                                          1
                  Zeiss 12-Function Footswitch DR00-000-023                                1
                  Zeiss 12-Function Hand Control                                           1
                  Amscope I Microscope Support Column                                      1
                  Amsco 16x16x26 Vacamatic Steam Sterilizer                                1
                  Rack & Two Shelves for Sterilizer                                        1
                  Amsco Single Station Fexmatic Scrub Sink                                 1
                  LB40 Steam Generator for Sterilizer                                      1
                  Amsco Centra Mounted Polaris Surgical Light                              2
                  Polaris Variable Intensity Control                                       2
                  Amsco 8816A Steam Sterilizer BD42-221                                    1
                  Amsco Blanket Support Shelf DJ00-000-000-1000                            1
                  Unicell Assembly 422 No. 422-040                                         4
                  Caster Sets, 2 Swivel and 2 Swivel w/ Lock                               4
                  Wheelchair                                                               1
                  Drapery - Recovery Room                                                  8
                  Air Cleaning System                                                      1
                  Ladder in O.R. Storage                                                   1
                  La-Z-Boy Chairs                                                          2
                  Electric Brass Plates


                  Wetfield Coagulator                                                      1
                  Coaptation Forceps                                                       2
                  Tenzel Forceps                                                           2
                  Footrest                                                                 2
                  Surgical Chairs - Round                                                  2
                  Operating Shelves                                                        2
                  Ladder                                                                   1
                  Stretchers                                                               6
                  Disc Packs                                                               27
                  Sink in O.R.                                                             1
                  Floor Cleaner                                                            1
                  Lockers                                                                  12
                  YAG Laser                                                                1



                                   SCHEDULE 2

                 to Amendment to Agreement and Plan of Reorganization among KusKat Investments, L.L.C., OcuSite-ASC, Inc., Jeffrey I. Katz, M.D., Barry Kusman, M.D., Vital Sight, P.C., Vision Twenty-One, Inc., and Vision 21 of Southern Arizona, Inc.

                        Inventory and Supplies Excluded From Transfer

                 Eyeglasses, lenses and other eyewear; and

                 Pharmaceutical inventory and supplies which legally cannot be owned by a party that is not physician-owned.

                                   SCHEDULE 6

                 to Amendment to Agreement and Plan of Reorganization among KusKat Investments, L.L.C., OcuSite-ASC, Inc., Jeffrey I. Katz, M.D., Barry Kusman, M.D., Vital Sight, P.C., Vision Twenty-One, Inc., and Vision 21 of Southern Arizona, Inc.

                              Assumed Liabilities

1. Lease of ambulatory surgical premises located at 5632 East 5th Street, Tucson, Arizona, 85711.

2. Leases of any equipment identified on Schedule 1 which are subject to lease agreements in effect on the date of Closing.

                                   SCHEDULE 8

                 to Amendment to Agreement and Plan of Reorganization among KusKat Investments, L.L.C., OcuSite-ASC, Inc., Jeffrey I. Katz, M.D., Barry Kusman, M.D., Vital Sight, P.C., Vision Twenty-One, Inc., and Vision 21 of Southern Arizona, Inc.

                                 Consideration

                 EFFECTIVE DATE                                              ASC SHARES*
                 --------------                                              -----------
                 August 1997                                                 131,050
                 September 1997                                              129,957
                 October 1997                                                128,875
                 November 1997                                               127,803
                 December 1997                                               126,741
                 January 1998                                                125,638
                 February 1998                                               124,546
                 March 1998                                                  123,464
                 April 1998                                                  122,393
                 May 1998                                                    121,333
                 June 1998                                                   120,283
                 July 1998 and thereafter                                          0



* Reflects reverse stock split of one (1) share for each one and one-half (1.5) shares, effective June 4, 1997.

                                   SCHEDULE 9

                 to Amendment to Agreement and Plan of Reorganization among KusKat Investments, L.L.C., OcuSite-ASC, Inc., Jeffrey I. Katz, M.D., Barry Kusman, M.D., Vital Sight, P.C., Vision Twenty-One, Inc., and Vision 21 of Southern Arizona, Inc.

                          Allocation of Purchase Price


       [TO BE SUBMITTED BY PARTIES AFTER DETERMINATION OF EFFECTIVE DATE]